UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

_________________________

FORM 8-K

_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

PATRIOT SCIENTIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-22182	84-1070278
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2038 Corte Del Nogal, Suite 141, Carlsbad, CA 92011-1478
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (760) 795-8517

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2016, Patriot Scientific Corporation (the “Company”) entered into an Amended and Restated Employment Agreement (the “Restated Agreement”) with Mr. Clifford Flowers, Chief Financial Officer and interim Chief Executive Officer of the Company, which amended and restated the Employment Agreement dated September 17, 2007 between the Company and Mr. Flowers (the “Agreement”).

The Restated Agreement modifies the Agreement to provide that, if Mr. Flowers is terminated without cause or resigns with good reason, he is entitled to receive an amount equal to 1.25 times his annual base salary. Mr. Flowers will also be entitled to certain payments upon a change of control of the Company if the surviving corporation does not retain him for the 24 month period following such change of control. All such payments are conditional upon the execution of a general release. The Agreement was also modified to reflect that Mr. Flowers’ annual base salary was increased in 2011.

The description of the Restated Agreement herein is only a summary and is qualified in its entirety by the full text of such document, which is filed as an exhibit hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits. The following materials are filed as exhibits to this current report on Form 8-K:

Exhibit Number

10.1	Amended and Restated Employment Agreement dated December 30, 2016 between Patriot Scientific Corporation and Clifford Flowers.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT SCIENTIFIC CORPORATION

Date: January 6, 2017	By:	/s/ CLIFFORD L. FLOWERS
Clifford L. Flowers Chief Financial Officer

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